Exhibit 99.4

IHS INC.

PRODUCT AND SERVICE REVENUE

(In thousands)

	Three months ended:		Six months
	February 29,	May 31,	ended May 31,
	2008	2008	2008

Critical Information
Products	$130,422	$139,248	$269,670
Services	11,679	13,765	25,444
Total revenue	$142,101	$153,013	$295,114

Insight
Products	$34,760	$37,855	$72,615
Services	21,916	16,325	38,241
Total revenue	$56,676	$54,180	$110,856

	Three months ended:				Year ended
	February 28,	May 31,	August 31,	November 30,	November 30,
	2007	2007	2007	2007	2007
Critical Information
Products	$114,153	$119,762	$129,665	$133,721	$497,301
Services	9,890	10,142	10,677	10,438	41,147
Total revenue	$124,043	$129,904	$140,342	$144,159	$538,448

Insight
Products	$12,523	$13,788	$29,537	$36,453	$92,301
Services	16,055	11,208	13,477	16,903	57,643
Total revenue	$28,578	$24,996	$43,014	$53,356	$149,944

	Three months ended:				Year ended
	February 28,	May 31,	August 31,	November 30,	November 30,
	2006	2006	2006	2006	2006
Critical Information
Products	$99,681	$101,858	$108,389	$115,326	$425,254
Services	7,217	9,558	9,760	9,883	36,418
Total revenue	$106,898	$111,416	$118,149	$125,209	$461,672

Insight
Products	$11,821	$12,344	$12,708	$12,579	$49,452
Services	11,147	9,095	9,066	10,338	39,646
Total revenue	$22,968	$21,439	$21,774	$22,917	$89,098